UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Pasithea Therapeutics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Route 9 South, Suite 3100 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 977-3380

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

As disclosed in Item 5.07 below, at the reconvened portion of the 2023 Annual Meeting of Stockholders (the “Reconvened Meeting”) of Pasithea Therapeutics Corp. (the “Company”) held on December 29, 2023, the Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate,” as amended and restated, the “Restated Certificate”) to include the following changes, which the Company believes represent best practices and improve the quality of the Company’s corporate governance practices:

●	provide for processes and procedures for the appointment of additional directors to the Board of Directors of the Company (the “Board”) required by the terms of any preferred stock that may be issued by the Company;

●	remove the ability of stockholders to call special meetings of the stockholders (the Company’s Amended and Restated Bylaws (the “Bylaws”) currently restrict stockholders’ ability to call special meetings, but upon approval of Proposal 4 it will instead be included in the Restated Certificate);

●	provide that the Board may establish one or more committees thereof, subject to the Bylaws;

●	provide that, subject to the rights of the holders of any outstanding class of preferred stock, the number of authorized shares of any class of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”); and

●	provide for exculpation of the officers of the Company from monetary liability in certain circumstances, pursuant to the DGCL.

Additionally, as disclosed in Item 5.07 below, at the Reconvened Meeting, the Company’s stockholders also approved the following substantive changes to the Restated Certificate:

●	provide that the Board be divided into three classes of directors serving staggered three-year terms and provide that removal of directors shall only be for cause;

●	eliminate the ability of the Company’s stockholders to act by written consent without a meeting, requiring all stockholder action to be taken at an annual or special meeting of stockholders; and

●	provide that the Company’s stockholders may only adopt, amend, alter or repeal the Bylaws by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Common Stock.

Accordingly, on December 29, 2023, following the Reconvened Meeting, the Company filed the Restated Certificate with the Secretary of State of the State of Delaware implementing the approved changes and the Restated Certificate was effective immediately upon filing (the “Effective Time”).

In connection with the change to the Restated Certificate to classify the Board, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2023 (the “Proxy Statement”), the classes of the Board are designated as follows:

●	Dr. Emer Leahy is a Class I director, and her initial term will expire at the 2024 Annual Meeting of Stockholders of the Company;

●	Simon Dumesnil and Alfred Novak are Class II directors, and their initial terms will expire at the 2025 Annual Meeting of Stockholders of the Company; and

●	Dr. Tiago Reis Marques and Prof. Lawrence Steinman are Class III directors, and their initial terms will expire at the 2026 Annual Meeting of Stockholders of the Company.

 Additionally, as disclosed in a Current Report on Form 8-K filed with the SEC on December 28, 2023, the Company had previously filed a Certificate of Amendment to the Certificate (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of Common Stock at a ratio of one-for-twenty (1:20) (the “Reverse Split”) as of 12:01 a.m. on January 2, 2024 (the “Reverse Split Effective Time”). On December 29, 2023, in connection with its filing of the Restated Certificate, the Company also made certain clerical filings (the “Corrective Filings”), so as to terminate and refile the Certificate of Amendment and thereby effect the Reverse Split, still at the Reverse Split Effective Time, as an amendment to the Restated Certificate instead of the Certificate.

The foregoing description of the Restated Certificate and the Corrective Filings is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 3.1, 3.3 and 3.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Amended and Restated Bylaws

The Board had previously approved an amendment and restatement of the Bylaws (as so amended and restated, the “Restated Bylaws”), to be effective upon the Effective Time, to be consistent with any changes to the Certificate adopted and approved by the Company’s stockholders at the Reconvened Meeting. Additionally, to improve the overall quality of the Company’s corporate governance, several other changes have been made to the Bylaws, including but not limited to:

●	clarifying that a stockholders meeting, special or annual, may be adjourned by the Board, the chairman of the meeting or, if directed to be voted on by the chairman of the meeting, by the Company’s stockholders present or represented at the meeting, although less than a quorum;

●	adding an exclusive forum provision providing that unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware) shall be the sole and exclusive forum for certain legal actions and proceedings;

●	clarifying that a stockholder’s notice of a nomination or other business to be brought before an annual meeting of stockholders, to be timely, must, if such annual meeting is more than thirty (30) days before or more than seventy (70) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company), changing the specified period from 60 days after such anniversary date to 70 days after such anniversary date;

●	requiring that any stockholder director nominations include the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and be accompanied by certain consents, information, acknowledgements and representations of each nominee;

●	clarifying the Board’s authority to delegate to committees and such committees’ procedural requirements; and

●	various other administrative, technical, stylistic, modernizing, clarifying and conforming changes.

This description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 29, 2023, the Company reconvened and completed the Reconvened Meeting, which had been partially adjourned on December 19, 2023 and further adjourned on December 28, 2023. At the Reconvened Meeting, the Company’s stockholders voted on the four proposals listed below. These proposals are described in detail in the Proxy Statement. Of the 20,836,623 shares of Common Stock outstanding and entitled to vote at the Reconvened Meeting, 15,366,446 shares of Common Stock were represented in person or by proxy at the Reconvened Meeting, thereby constituting a quorum.

The voting results on each of the proposals acted upon at the Reconvened Meeting are set forth below:

Proposal 4 related to the adoption and approval of the Restated Certificate, which Restated Certificate would also include the below amendments to effect material changes set forth as separate Proposals 5(A) through 5(C). Proposal 4 was approved by a majority of the voting power of the issued and outstanding shares of Common Stock that are entitled to vote on the proposal, based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,473,045	1,529,403	449,021	2,914,977

Proposal 5(A) related to the adoption and approval of an amendment to the Certificate to classify the Board into three classes with staggered three-year terms and to provide that removal of directors shall only be for cause. Proposal 5(A) was approved by a majority of the voting power of the issued and outstanding shares of Common Stock that are entitled to vote on the proposal, based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,655,430	1,795,048	991	2,914,977

Proposal 5(B) related to the adoption and approval of an amendment to the Certificate to prohibit the ability of stockholders to take action by written consent. Proposal 5(B) was approved by a majority of the voting power of the issued and outstanding shares of Common Stock that are entitled to vote on the proposal, based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,422,421	2,006,529	22,519	2,914,977

Proposal 5(C) related to the adoption and approval of an amendment to the Certificate to require a vote of the holders of at least two-thirds of all then-outstanding shares of Common Stock to amend Bylaws. Proposal 5(C) was approved by a majority of the voting power of the issued and outstanding shares of Common Stock that are entitled to vote on the proposal, based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,473,072	1,513,065	465,332	2,914,977

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of Pasithea Therapeutics Corp., dated December 29, 2023.
3.2	Second Amended and Restated Bylaws of Pasithea Therapeutics Corp., dated December 29, 2023.
3.3	Certificate of Termination of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Pasithea Therapeutics Corp., dated December 29, 2023.
3.4	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Pasithea Therapeutics Corp., dated December 29, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Dated: January 2, 2024	By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer